UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008 (April 24, 2008)
LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

103 Powell Court, Suite 200
Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 24, 2008, the Board of Directors of LifePoint Hospitals, Inc. (the “Company”) was informed of the death of director William V. Lapham. Mr. Lapham had been a valued member of the Board of Directors since May 1999 and also served as the Chair of the Company’s Audit and Compliance Committee. He will be greatly missed by the LifePoint community.
The Company’s Board of Directors has reduced its membership from nine to eight, with the reduction occurring in the class of directors whose term ends in 2010. Consequently, there is no vacancy created by Mr. Lapham’s death and no replacement will be appointed.
Gregory T. Bier, 61, will succeed Mr. Lapham as Chair of the Company’s Audit and Compliance Committee. Mr. Bier retired in 2002 from Deloitte & Touche LLP. Mr. Bier served on the audit committee of the Board of Trustees of Catholic Healthcare Partners, one of the largest not-for-profit health systems in the United States, from 2002 to 2007. He currently serves as a director of Cincinnati Financial Corporation (NasdaqGS: CINF), a public company that markets commercial, personal and life insurance through independent insurance agencies.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Executive Vice President and Chief Legal Officer

Date: April 29, 2008